Exhibit 3a(v)

RESTATED CERTIFICATE OF INCORPORATION
OF
WM. WRIGLEY JR. COMPANY

          The undersigned, Howard Malovany, certifies that he is the Vice President, Secretary and General Counsel of Wm. Wrigley Jr. Company, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby further certify as follows:

(1)	The name of the Corporation is Wm. Wrigley Jr. Company.

(2)

The name under which the Corporation was originally incorporated was Wrigley Corporation and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 18, 1927.

(3)	This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

(4)	The text of the Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:

          FIRST. The name of the corporation (hereinafter, the “Corporation”) is

WM. WRIGLEY JR. COMPANY

          SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD. The nature of the business or objects or purposes to be conducted by the Corporation are:

            (a)          to manufacture, purchase or otherwise acquire, invest in, or mortage, pledge, sell, assign and transfer or otherwise dispose of trade, deal in and with goods, wares, merchandise and property of every class and description, including, but not limited to, the manufacture and sale of chewing gum, confectionery, food products and related products; and

(b) to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH. 1. AUTHORIZED SHARES. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is five hundred million (500,000,000), consisting of four hundred million (400,000.000) shares of Common Stock (“Common Stock”), eighty million (80,000,000) shares of Class B Common Stock (“Class B Common Stock”) and twenty million (20,000,000) shares of Preferred Stock (“Preferred Stock”), all of which shall be without par value.

          2.          COMMON STOCK AND CLASS B COMMON STOCK.

          (a)         The powers, preferences and rights of the Common Stock and Class B Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Restated Certificate of Incorporation.

          (b)         (1)    At each annual or special meeting of stockholders, each holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his, her or its name on the stock transfer records of the Corporation and each holder of Class B Common Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Common Stock standing in his name, her or its on the stock transfer records of the Corporation.  Except as set forth herein, all actions submitted to a vote of stockholders shall be voted on by the holders of Common Stock and Class B Common Stock (as well as the holders of any series of Preferred Stock, if any, entitled to vote thereon) voting together as a single class.

                     (2)          In addition to any Other votes which may be required pursuant to this Restated Certificate of Incorporation, Delaware law or otherwise, the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock (including shares of any series of Preferred Stock, if any, entitled to vote thereon) and Class B Common Stock, each voting separately as a class, shall be required to authorize: (i) any substantive amendment, to Section 3.13 of the Bylaws (or any successor section) or (ii) any amendment to this subdivision (b)(2) or subdivision (b)(4) of this Restated Certificate of Incorporation.

                    (3)          The holders of Common Stock and Class B Common Stock shall each be entitled to vote separately as a class with respect to (i) other amendments to this Restated Certificate of Incorporation that alter or change the powers, preferences or special rights of their respective class of stock so as to affect them adversely, including proposals to change the number of authorized shares of their respective class of stock, (ii) amendments to this Restated Certificate of incorporation authorizing additional shares of Common Stock or Class B Common Stock, and (iii) such other matters as may require class votes under the General Corporation Law of the State of Delaware. The holders of Common Stock and Class B Common Stock shall also he entitled to each vote separately as a class upon any proposal to issue authorized but unissued shares of Class B Common Stock, except for shares issued in connection with stock splits, stock dividends or similar distributions.

                    (4)          In addition to any other votes which may be required pursuant to this Restated Certificate of Incorporation, Delaware law or otherwise, so long as any shares of Class B Common Stock are outstanding, the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock (including shares of any series of Preferred Stock, if any, entitled to vote thereon) and Class B Common Stock, each voting separately as a class, shall be required to authorize:

(A) any merger or consolidation of the Corporation with or into any other corporation;

(B) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other person; or

(C) any dissolution of the Corporation;

provided that the foregoing shall not apply to any merger or other transaction described in the preceding subparagraphs (A) and (B) if the other party to the merger or other transaction is a Subsidiary of the Corporation.

          For purposes of this subdivision (b)(4), a “Subsidiary” is any corporation more than 50% of the voting securities of which are owned directly or indirectly by the Corporation; and a “person” is any individual, partnership, corporation or entity.

          (c)          If and when dividends on the Common Stock and Class B Common Stock ate declared payable from time to time by the Board of Directors as provided in subdivision (i), whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stack and the holders of Class B Common Stock shall be entitled to share equally, on a per-share basis, in such  dividends, except that, if dividends are declared that are payable in shares of Common Stock or Class B Common Stock, dividends shall be declared that are payable at the same rate, on both classes of stock and the dividends payable in shares of Common Stock shall be payable to holders of that class of stock and the dividends payable in shares of Class B Common Stock shall be payable to holders of that class of stock. If the Corporation shall in any manner subdivide or combine the outstanding shares of Common Stock or Class B Common Stock, the outstanding shares of the other such class of stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Common Stock or Class B Common Stock, as the case may be, have been subdivided or combined.

          (d)          (1)     The holder of each outstanding share of Class B Common Stock shall have the right at any time, or from time to time, at such holder’s option, to convert such share into one fully paid and nonassessable share of Common Stock, on and subject to the terms and conditions hereinafter set forth.

                      (2)          In order to exercise his, her or its conversion privilege, the holder of any shares of Class B Common Stock to be converted shall present and surrender the certificate representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of Class B Common Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall    be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his, her or its duly authorized representative. Each conversion of shares of Class B Common Stock shall be deemed to have been effected on the date (the “conversion date”) on which the

Certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable on such conversion shall be deemed to have become immediately prior to the close of business on the conversion date the holder or holders of record of the shares of Common Stock represented thereby.

                    (3)          As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Class B Common Stock, the Corporation shall issue and deliver at such office, or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Common Stock issuable upon such conversion. In case any certificate for shares of Class B Common Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall  deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Common Stock represented by such surrendered certificate, which  are not being converted. The issuance of certificates for shares of Common Stock issuable upon the conversion of shares of Class B Common Stock shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                    (4)          Upon any conversion of shares of Class B Common Stock into shares of Common Stock pursuant hereto, no adjustment with respect, to dividends shall be made; only those dividends shall be payable on the shares so converted as may be declared and may be payable to holders of record of shares of Class B Common Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Common Stock issued upon such conversion as may be declared and may be payable to holders of record of shares of Common Stock on or after such conversion date.

                    (5)          In case of any consolidation or merger of the Corporation as a result of which the holders of Common Stock shall be entitled to receive stock, other securities or other properly with respect to or in exchange for Common Stock or in case of any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, a holder of a share of Class B Common Stock shall have the right thereafter, so long as the conversion right hereunder shall exist, to convert such share into the kind and amount of shares of stock and other securities and properties receivable upon such consolidation, merger, sale or conveyances by a holder of one share of Common Stock and shall have no other conversion rights with regard to such share. The provisions of this subparagraph (5) shall similarly apply to successive consolidations, mergers, sales or conveyances,

                    (6)          All shares of Class B Common Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall thereupon cease and terminate, except only the right of the holders thereof, subject to the provisions of subparagraph (3) of this subdivision (d), to receive shaves of Common Stock in exchange therefor.

(7) Such number of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Class B Common Stock.

                    (8)          At any time when the aggregate number of outstanding shares of Class B Common Stock beneficially owned by the holders of Class B Common Stock, as reflected on the stock transfer records of the Corporation, falls below 10% of the aggregate number of the then outstanding shares of Common Stock and Class B Common Stock, then each share of Class B Common Stock shall automatically he converted into one fully paid and nonassessable share of Common Stock For purposes of the preceding sentence, the  total number of shares of Common Stock and Class B Common Stock “outstanding” at any time shall not include any shares of Common Stock which, after April 1, 1986, are (a) issued in exchange for the assets or stock of other entities (including pursuant to a merger or other business combination), (b) sold by the Corporation for value, (c) issued upon conversion of convertible securities issued in exchange for the assets or stock of other entities or sold by die Corporation for value, or (d) issued as a stock split or dividend with respect to shares issued or said pursuant to clause (a), (b) or (c) above. Far purposes of the first sentence of this subdivision (d)(8), any shares of Common Stock repurchased by the Corporation shall no longer be deemed “outstanding” from and after the date of repurchase.

                    (9)          In the event of any automatic conversion of the Class B Common Stock pursuant to subdivision (d)(8), certificates formerly representing outstanding shares of Class B Common Stock will thereafter be deemed to represent a like number of shares of Common Stock. Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall he treated for all purposes as having become the record owners of the shares of Common Stock issuable upon such conversion.

          (e)      (1)     No person or persons holding shares of Class B Common Stock (hereinafter called a “Class B Holder”) may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise., except to a Permitted Transferee of such Class B Holder, which term shall have the following meanings:

          (i)     In the case of a Class B Holder who is a natural person and the holder of record and beneficial owner of the shares of Class B Common Stock subject to said proposed transfer, “Permitted Transferee” means (A) the spouse of such Class B Holder, (B) a lineal descendant of a great grandparent of such Class B Holder or a spouse of any such lineal descendant, (C) the guardian or conservator of a Class B Holder who has been adjudged disabled by a court of competent jurisdiction, (D) the executor, or administrator of the estate of a deceased Class B Holder, (B) a trustee of a trust (including a voting trust) for the benefit of one or more Class B Holder, other lineal descendants of a great grandparent of such Class B Holder, the spouse of such Class B Holder, the spouses of such other lineal descendants and an organization, contributions to which are deductible for federal income, estate or gift tax purposes (hereinafter called a “Charitable Organization”), and for the benefit of no other person, provided that such trust may grant a general or special power of appointment to the spouse of such Class B Holder, any lineal descendant of such Class B Holder or the spouse of any such lineal descendant, and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of such Class B Holder payable by reason of the death of such Class B Holder and provided that such trust prohibits transfer of shares of Class B Common Stock to persons other than Permitted Transferees, as defined in clause (ii) below, (F) a Charitable Organization established by such Class B Holder, such Class B Holder’s spouse, a lineal descendant of a great grandparent of such Class B Holder, a spouse of any such lineal descendant, the Corporation or employees or former Employees of the Corporation, and (G) a corporation all the outstanding capital stock of which is owned by, or a partnership all the partners of which are one or more of such Class B Holders, other lineal descendants of a great grandparent of such Class B Holder or a spouse of any such lineal descendant, and the spouse of such Class B Holder, provided that if any share of capital stock of such a corporation (or of any survivor of a merger or consolidation of such a corporation), or any partnership interest in such a partnership, is acquired by any person who is not within such class of persons, all shares of Class B Common Stock then held by such corporation or partnership, as the case may be, Shall be deemed without further act to be converted into shares of Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

          (ii)     In the ease of a Class B Holder holding the shares of Class B Common Stock subject to said proposed transfer as trustee pursuant to a trust other than a trust described in clause (iii) below, ‘‘Permitted Transferee” means (A) any successor trustee or trustees of such trusts; (B) the person who established such trust; and (C) a Permitted Transferee of such person determined pursuant to clause (i) above.

          (iii)    In the case of a Class BHolder holding the shares of Class B Common Stock subject to said proposed transfer as trustee pursuant to a trust which was irrevocable on the Record Date (a “Transferor Trust”), “Permitted Transferee” means

(A) any successor trustee or trustees of such Transferor Trust;

(B) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise;

(C) any lineal descendant of a great grandparent of either the creator of such Transferor Trust or the spouse of such creator and the spouse of any such lineal descendant; or

                    (D)     the trustee of another trust which was irrevocable on the Record Date and to which Class B Common Stock was also first distributed by the Corporation (a “Transferee Trust”), provided that either the creator of the Transferor Trust or the spouse of such creator shares a common great grandparent with the creator of the Transferee Trust or the spouse of the creator of such Transferee Trust.

          (iv)    In the case of a Class B Holder who is the record (but not beneficial) owner of the shares of Class B Common Stock subject to said proposed transfer as nominee for the person who was the beneficial owner thereof on the Record Date, “Permitted Transferee” means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant to clause (i), (ii), (iii), (v) or (vi) hereof, as the case may be.

          (v)     In the case of a Class B Holder which is a partnership and the holder of record and beneficial owner of the shares of Class B Common Stock subject to said proposed transfer. “Permitted Transferee” means any partner of such partnership or any “Permitted Transferee” of such partner determined pursuant to clause (i), (ii), (iii), (iv) or (vi) hereof, as the case may be.

          (vi)     In the case of a Class B Holder which is a corporation (other than a Charitable Organization described in subclause (P) of clause (i) above) and the holder of record and beneficial owner of the shares of Class B Common Stock subject to said proposed transfer, “Permitted Transferee” means any stockholder of such corporation receiving shares of Class B Common Stock through a dividend or through a distribution made upon liquidation of such corporation and the survivor of a merger or consolidation of such corporation or any “Permitted Transferee” of such stockholder determined pursuant to clause (i), (ii), (iii), (iv) or (v) hereof, as the case may be.

          (vii)    In the case of a Class B Holder who is the executor or administrator of the estate of a deceased Class B Holder, guardian or conservator of the estate of a disabled Class B Holder or who is a trustee of the estate of a bankrupt or insolvent Class B Holder, and provided such deceased, disabled, bankrupt or insolvent Class B Holder, as the case may be, was the record and beneficial owner of the shares of Class B Common Stock subject to said proposed transfer, “Permitted Transferee” means a Permitted Transferee of such deceased, disabled, bankrupt or insolvent Class B Holder as determined pursuant 10 clauses (i), (v), or (vi) above, as the case may be.

          (viii)   In the case of a Class B Holder which is an employee benefit plan of the Corporation, “Permitted Transferee” shall include any participant of such plan or Permitted Transferee of such Participant as defined herein, receiving shares of Class B Common Stock in accordance with the terms of such plan.

          (ix)     In the case of a Class B Holder which is a Charitable Organization described in subclause (E) of clause (i) above and the holder of record and beneficial owner of the shares of Class B Common Stock subject to said proposed transfer, “Permitted Transferee” means any lineal descendant of a great grandparent of the creator of such Charitable Organization or such creator’s spouse.

                    (2)          Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder’s shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this subdivision (e). In the event of foreclosure or other similar action by the pledgee, such pledged, shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledger or converted into shares of Common Stock, as the pledgee may elect.

(3) Foe purposes of this subdivision (e);

(i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

(ii) Each joint owner of shares of Class B Common Stock shall be considered a Class B Holder of such shares.

(iii) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

(iv) Unless otherwise specified, the term “person” means both natural persons and legal entities.

(v) The “Record Date” is the date for determining the persona to whom the Class B Common Stock is first distributed by the Corporation.

                    (4)          Any purported transfer of shares of Class B Common Stock not permitted hereunder shall result in the conversion of the transferee’s shares of Class B Common Stock into shares of Common Stock, effective on the date of such purported transfer. The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

          (f)       (1)      Shares of Class B Common Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in “street” or “nominee” names; provided, however, certificates representing shares of Class B Common Stock issued, as a stock dividend on the Corporation’s then outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Class B Common Stock were issued; and, provided further, however, that any certificates representing shares of Class B Common Stock originally issued in “nominee” name may be transferred and reissued in the name of another “nominee” so long as the beneficial owner of the shares represented by such certificates does not change as a result of such transfer.    For the purposes of subdivision (d) and this subdivision (f),the term “beneficial owner(s)” of any shares of Class B Common Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition, of such shares; and “beneficially owned” shares shall refer to shares held by a beneficial owner.

                    (2)          The Corporation skill note on the certificates representing the shares of Class B Common Stock that there are restrictions on transfer and registration of transfer imposed by subdivision (e) mid this subdivision (f).

          (g)          Except as otherwise provided in subdivisions (b) and (c) above and except for shares of Class B Common Stock issued in connection with stock splits, stock dividends and other similar distributions, the Corporation shall not issue additional shares of Class B Common Stock after April 11, 1986. All shares of Class B Common Stock surrendered for conversion shall resume the status of  authorized but unissued shares of Class B Common Stock.

          (h)          The Common. Stock and Class B Common Stock are subject to all the power’s, rights, privileges, preferences and priorities of the Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of this Article FOURTH.

          (i)           After dividends to which the holders of Preferred Stock may then be entitled under the resolutions creating any series thereof have been declared and paid or set aside in funds for this purpose, and after the Corporation shall have set apart the amounts required pursuant to such resolutions for the purchase or redemption of any series of Preferred Stock, dividends may be deflated and paid to (beholders of Common Stock and Class B Common Stock in cash, property, or other securities of the Corporation out of any net profits or net assets of the Corporation legally available therefor.

          (j)          Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders, if any, of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock and Class B Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

          (k)          Except as otherwise provided by law or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the holders of Common Stock and Class B Common Stock shall have the exclusive right to vote, for the election of directors and for all other purposes, each holder of the Common Stock and Class B Common Stock being entitled to vote as provided in subdivision (b).

          3.            DESIGNATIONS, ETC. OF PREFERRED STOCK.

          (a)          Shares of Preferred Stock may be issued from time to time in one or more, series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such series from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.

          (b)          Each series of Preferred Stock

(i) may have such number of shares;

(ii) may have such voting powers, full or limited, or may be without voting powers;

(iii) may be subject to redemption at such time or times and at such prices;

               (iv)        may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

(v) may have such lights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

               (vi)        may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

(vii) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

               (viii)      may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

(ix) may have such other relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof;

all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock.   Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shades comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

          (c)          Preferred Stock of any series redeemed, converted, exchanged, purchased, or otherwise acquired by the Corporation shall constitute authorized but unissued Preferred Stock.

          (d)          All Shares of any series of Preferred Stock, as between themselves, shall rank equally and be identical; and all series of Preferred Stock, as between themselves, shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of such shares. The affirmative vote of the holders of al least two-thirds of the number at the time outstanding of all shares of Preferred Stock affected, given, in person or by proxy either in writing or at a meeting at which the holders of all shares of Preferred Stock affected shall vote separately as one class, shall be necessary before the Board of Director may by resolution create, define and authorize the issuance of one or more series of Preferred Stock entitled to preference over one or more other series of .Preferred Stock (as well as over the Common Stock and the Class B Common Stock) with regard to (i) the payment of dividends, (ii) the distribution of assets in the case of the liquidation or dissolution of the Corporation, or (iii) any combination of such preferential rights.

          (e)          The rights, powers, designations, preferences and qualifications of the Series A Junior Participating Preferred Stock are set forth in its Certificate of Designations, Preferences and Rights, which is attached as Exhibit A.

          FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(a) To make, alter or repeal the Bylaws of the Corporation.

              (b)          To fix and determine, and to vary the amount of, the working capital of the Corporation, and to determine the use or investment of any assets of the Corporation, to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves.

(c) To authorize the purchase or other acquisition of shares of stock of the Corporation or any of its bonds, debentures, notes, scrip, warrants or other securities or evidences of indebtedness.

(d) Except as otherwise provided by law, to determine the places within or without the State of Delaware, where any or all of the books of the Corporation shall be kept.

          (e)          To authorize the sale, lease or other disposition of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best.

          (f)          To authorize the borrowing of money, the issuance of bonds, debentures and other obligations or evidences of indebtedness of the Corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the Corporation or otherwise; and the mortgaging or pledging, as security for money borrowed or bonds, notes, debentures or other obligations issued by the Corporation, of any property of the Corporation, real or personal, then owned or thereafter acquired by the Corporation.

          In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Restated Certificate of Incorporation and of the Bylaws of the Corporation.

          Subject to any limitation in the Bylaws, the members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services, as determined from time to time by the Board of Directors, and to reimbursernent  for their expenses as such members. Nothing herein contained shall preclude any director from serving the Corporation or its subsidiaries or affiliates in any other capacity and receiving compensation therefor.

          Any director may be removed for cause by the vote of the holders of a majority of the stock then entitled to vote or by the vote of a majority of the total number of director authorized by the Board of Directors for election at the preceding annual meeting of the stockholders.

          SIXTH. No holder of stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of the unissued stock of the Corporation, or any stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or any stock of the Corporation purchased or otherwise acquired by the Corporation.

          SEVENTH. No contract or transaction between this Corporation and one or more of its directors and officers, or between this Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers of this Corporation are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a)          The material facts as to his interest and as to the contract or transaction are disclosed, or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contractor transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

          (b)          The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          EIGHTH. The affirmative vote or consent of the holders of at least 66 2/3% of all the outstanding shares of stock of the Corporation of each class entitled to vote in elections of directors (considered for the purposes of this Article EIGHTH as one class) shall, be required (a) for a merger or consolidation with or into any other corporation, or

(b) for any sale, lease or exchange of all or substantially all of the property and assets of the Corporation to any other corporation, person or other entity. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law. The provisions of this Article EIGHTH shall not apply in the case of any transaction described above with another corporation of which at least 51 % of the outstanding shares of each class of voting stock is owned by this Corporation. Notwithstanding any other provision of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and in addition to any other vote that may be required by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least 66 2/3% of all the outstanding shares of stock of the Corporation of each class entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article EIGHTH of the Restated Certificate of Incorporation of the Corporation.

          NINTH. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing of such holders. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the Bylaws of the Corporation. Notwithstanding any other provision of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and in addition to any other vote that may be required by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least 66 2/3% of all the outstanding shares of stock of the Corporation of each class entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article NINTH of the Restated Certificate of Incorporation of the Corporation.

          TENTH. Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by a majority of the whole Board of Directors, the chairman of the Board of Directors or the president of the Corporation and shall be called by the president or the secretary of the Corporation upon the written request of the holders of 66 2/3% or more of all the outstanding shares of stock of the corporation of each class entitled to vote in elections of directors (considered for purposes of this Article TENTH as one class) as of the date of such request. Notwithstanding any other provision of this Restated Certificate of Incorporation or by Bylaws of the Corporation (and in addition to any other vote that may be required by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least 66 2/3% of all the outstanding shares of stock of the Corporation of each class entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article TENTH of the Restated Certificate of Incorporation.

          ELEVENTH. 1.     ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          2.          INDEMNIFICATION AMD INSURANCE.

          (a)         The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall ensure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part  thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2(a) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

          The Corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of directors and officers of the Corporation. Such agreements may contain provisions relating to, among other things, the advancement of expenses, a person’s right to bring suit against the Corporation to enforce his or her right to indemnification, the establishment of a trust to assure the availability of funds to satisfy the Corporation’s indemnification obligations to such person and other matters as the Board of Directors deems appropriate or advisable.

          The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation who are not directors or officers similar to those conferred in this Section 2(a) to directors and officers of the Corporation.

          (b)          The rights to indemnification and to the advancement of expenses conferred in Section 2(a) shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          (c)          The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          3.           REPEAL OR MODIFICATION. Any repeal or modification of this Article ELEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing pursuant to this Article ELEVENTH at the time of such repeal or modification.

          TWELFTH. NUMBER OF DIRECTORS. The Board of Directors shall consist of not less than three (3) nor more than eleven (11), the exact number to be set as provided herein. Until increased or decreased as provided herein, the Board of Directors shall consist of nine (9) members. The Board of Directors is authorized to increase or decrease the size of the Board of Directors (within the range specified above) at any time by the affirmative vote of two-thirds of the directors then in office Notwithstanding any other provision of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and in addition to any other vote that may be required by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least 66 2/3% of all the outstanding shares of stock of the Corporation of each class entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article TWELFTH of the Restated Certificate of Incorporation of the Corporation,

          THIRTEENTH. CLASSIFIED BOARD.

          (a)          The Board of Directors shall be divided into three classes:   Class I Directors, Class II Directors and Class III Directors. Each class of directors shall be nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual shareholders’ meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected as Class I Directors shall serve for term ending at the annual meeting to be held in the year following the first election of directors by classes, the directors first elected as Class II Directors shall serve for a term ending at the annual meeting to be held in the second year following the first election of directors by classes and the directors first elected as Class III Directors shall serve for a term ending at the annual meeting to be held in the third year following the first election of directors by classes.  Notwithstanding the foregoing, each director shall serve until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Unless otherwise required by applicable law, at each succeeding annual meeting of the shareholders’ of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting.

          (b)          At each annual election, the directors chosen no succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expire as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the Board of Directors fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board of Directors shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes. The terms of any director elected by the Board of Directors to fill a vacancy will expire at the next shareholders meeting at which directors are elected, despite the class such director has been elected to fill.

          (c)          Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his or her current term or his or her earlier death, resignation or removal.

          (d)          Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (e)          Notwithstanding any other provision of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and in addition to any other vote that may be required by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of  at least 66 2/3% of all the outstanding shares of stock of the Corporation of each class entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article THIRTEENTH of the Restated Certificate of Incorporation of the Corporation.

* * * * *

          IN WITNESS WHEREOF, said WM. WRIGLEY JR. COMPANY has caused this certificate to be signed by its duly authorized officers this 5th day of March, 2002.

By:	/s/ Howard Malovany

Howard Malovany Vice President, Secretary and General Counsel

EXHIBIT A

CERTIFICATE OF DESIGNATION, PREFERENCES AND
RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

WM. WMGLEY JR. COMPANY

                    Section 1.          Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be one million (1,000,000).

                    Section 2.          Dividends and Distributions.

                    (A)          Subject to the prior end superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the same date as the Company pays quarterly dividends on the Common Stock (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other them a dividend pay able in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared oil the Common Stock, no par value per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction, of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after June 6, 2001 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common

Exh. A-l

Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (B)          The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be, payable on such subsequent Quarterly Dividend Payment Date.

                    (C)          Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which event’s such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date, Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the lime accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                    Section 3.          Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting lights:

Exh A-2

                    (A)          Subject, to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock  (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (B)          Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation

                         (C) (i) If fit any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A. Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

                                    (ii) During any default period, such voting right of the holders of Series  A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right, nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of

Exh. A-3

directors shall be exercised unless the holders often percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, 10 elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors, If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                                     (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, winch meeting shall thereupon be, called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the bocks of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding Notwith-

Exh. A-4

standing the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                                     (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                                    (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class Shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

                    (D)          Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action,

Exh. A-5

                    Section 4.          Certain Restrictions.

                    (A)     Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                                        (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                                         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are than entitled;

                                         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                                         (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in wiling or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

Exh. A-6

                    (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                    Section 5.          Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                    Section 6.          Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution Shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $ 1,000 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                    (B)          In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation

Exh. A-7

preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                    (C)          In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    Section 7.           Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which Or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each Such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    Section 8.          No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Exh. A-8

                    Section 9.          Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                    Section 10.        Amendment.  At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Restated Certificate of Incorporation, as amended, of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

                    Section 11.          Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

Exh. A-9

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

WM. WRIGLEY JR. COMPANY

                    WM. WRIGLEY JR. COMPANY, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), does hereby certify that the amendment set forth below to the Company’s                Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

                    Article Fourth, paragraph 1. is amended to read in its entirety as follows:

                    1.     AUTHORIZED SHARES. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one billion three hundred twenty million (1,320,000,000), consisting of one billion (1,000,000,000) shares of Common Stock (“Common Stock”), three hundred million (300,000,000) shares of Class B Common Stock (“Class B Common Stock”) and twenty million (20,000,000) shares of Preferred Stock (“Preferred Stock”), all of which shall be without par value.

                    All other provisions of Article Fourth will remain unchanged.

                    IN WITNESS WHEREOF, the WM. WRIGEEY JR COMPANY has caused this Certificate to he signed by its duly authorized officer and duly attested, this 22nd day of March 2005.

WM. WRIGLEY JR. COMPANY

Howard Malovany
Vice President, Secretary and General Counsel

Mark Monroe
Counsel- Corporate
Governance & Securities
and Assistant Secretary

CERTIFICATE OF AMENDMENT NO. 2

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

WM. WRIGLEY JR. COMPANY

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

                    Wm. Wrigley Jr. Company, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

                    FIRST: Article FOURTH, Section 2, Paragraph (c) of the Corporation’s Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

                    (c)     If and when dividends on the Common Stock and Class B Common Stock are declared payable from time to time by the Board of Directors as provided in subdivision (i), whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per-share basis, in such dividends, except that, if dividends are declared that are payable in shares of Common Stock or Class B Common Stock, dividends shall be declared that are payable at the same rate on both classes of stock and the dividends payable in shares of Common Stock shall be payable to holders of that class of stock and the dividends payable in shares of Class B Common Stock shall be payable to holders of that class of stock; provided, however, that the Board of Directors shall be permitted to pay a dividend, not later than December 31, 2006, of one share of Class B Common Stock for every four shares of Common Stock and one share of Class B Common Stock for every four shares of Class B Common Stock then outstanding. If the Corporation shall in any manner subdivide or combine the outstanding shares of Common Stock or Class B Common Stock, the outstanding shares of the other such class of stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Common Stock or Class B Common Stock, as the case may be, have been subdivided or combined.

                    SECOND: Article FOURTH, Section 2, Paragraph (d)(8) of the Corporations Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

                    (8)     At any time when the aggregate number of outstanding shares of Class B Common Stock beneficially owned by the holders of Class B Common Stock, as reflected on the stock transfer records of the Corporation, falls below twelve percent (12%) of the aggregate number of the then outstanding shares of Common Stock and Class B Common Stock, each share of Class B Common Stock shall convert into one fully paid and non-assessable share of Common Stock on the 18 month anniversary of such time (or, if such 18 month anniversary is a day other than a business day, then such conversion shall occur on the next business day), unless prior to such conversion time the Board of Directors, based upon a recommendation of a committee of the Board of Directors comprised of not less than three directors, all of whom shall be independent directors of the Board of Directors, makes a determination (the “Board Determination”) that the Class B Common Stock shall not so convert, in which case the Class B Common Stock (i) shall not so convert pursuant to this subdivision (d)(8) on such 18 month anniversary and (ii) shall so convert pursuant to this subdivision (d)(8) only at such time and/or under such circumstances (which may, if so provided in the Board Determination, include a subsequent determination to be made by a committee of the Board of Directors comprised of not less than three independent directors on the Board of Directors) as shall be specified in the Board Determination, provided, however, that if the Board Determination provided for a deferral of the conversion of the Class B Common Stock beyond such 18 month anniversary, prior to each anniversary following the expiration of such 18 month period, if applicable, a committee of the Board of Directors comprised of not less than three independent directors of the Board of Directors shall review the Board Determination and confirm that further deferral of the conversion time remains in the best interests of the Company and its stockholders, provided, further, that in no event shall such conversion time be deferred for more than five (5) years after the expiration of such 18 month period. The Corporation shall promptly make a public announcement of any Board Determination. For purposes of this subdivision (d)(8), the total number of shares of Common Stock and Class B Common Stock “outstanding” at any time shall not include any shares of Common Stock, which, after April 1, 1986, are (a) issued in exchange for the assets or stock of other entities (including pursuant to a merger or other business combination), (b) sold by the Corporation for value, (c) issued upon conversion of convertible securities issued in exchange for the assets or stock of other entities or sold by the Corporation for value, or (d) issued as a stock split or dividend with respect to shares issued or sold pursuant to clause (a), (b) or (c). For purposes of the first sentence of this subdivision (d)(8), any shares of Common Stock repurchased by the Corporation shall no longer be deemed “outstanding” from and after the date of repurchase.

                    THIRD: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

                    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 4th day April, 2006.

WM. WRIGLEY JR. COMPANY

By:

Name:	Howard Malovany
Title:	Vice President,
Secretary and General Counsel

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

WM. WRIGLEY JR. COMPANY

                    WM. WRIGLEY JR. COMPANY, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), does hereby certify that the amendment set forth below to the Company’s Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

                    Article THIRTEENTH, paragraph (a) is amended to delete the last sentence of paragraph (a). As amended, Article THIRTEENTH, paragraph (a) will read, in its entirety, as follows:

                    (a)     The Board of Directors shall be divided into three classes: Class I Directors, Class II Directors and Class III Directors. Each class of directors shall be nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual shareholders’ meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected as Class I Directors shall serve for term ending at the annual meeting to be held in the year following the first election of directors by classes, the directors first elected as Class II Directors shall serve for a term ending at the annual meeting to be held in the second year following the first election of directors by classes and the directors first elected as Class III Directors shall serve for a term ending at the annual meeting to be held in the third year following the first election of directors by classes. Notwithstanding the foregoing, each director shall serve until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

                    All other provisions of Article THIRTEENTH will remain unchanged.

                    IN WITNESS WHEREOF, the WM. WRIGLEY JR. COMPANY has caused this Certificate to be signed by its duly authorized officer and duly attested, this 15th day of March, 2007.

WM. WRIGLEY JR. COMPANY

By:	/s/ Howard Malovany

Howard Malovany
Vice President, Secretary and
General Counsel